SCHROEDER WALTHALL NEVILLE L.L.P.

                         ATTORNEYS AND COUNSELORS AT LAW
                           1100 Louisiana, Suite 4850
                             Houston, TX  77002-5222



                                                        Telephone  (713)654-9100
T.  Michael  Neville                                               (800)967-7770
Walter  A.  Schroeder,  P.C.                                       -------------
Leonidas  F.  Walthall,  P.C.                          Telecopier  (713)654-1341


                                April  11,  2000

Securities  and  Exchange  Commission
Division  of  Corporate  Finance
Washington,  D.C.  2549

     Re:     Pinnacle  Business  Management,  Inc.

Ladies  and  Gentlemen:

This Firm represents Pinnacle Business Management, Inc., a Nevada corporation (the "Registrant") in connection with the Registrant's Registration Statement of Form S-8 under the Securities Act of 1933 (the "Registration Statement") which relates to the resale of up to 10,920,024 shares by certain selling shareholders in accordance with a Consulting Agreement between the Registrant and the selling shareholders (the "Registered Securities"). In connection with our representation, we have examined such documents and undertaken such further inquiry as we consider necessary for rendering the opinion hereinafter set forth.

Based upon the foregoing, it is our opinion that the Registered Securities, when issued as set forth in the Registration Statement, will be legally issued, fully paid and nonassessable.

We acknowledge that we are referred to under the heading "Legal Matters" in the Resale Prospectus which is a part of the Registrant's Form S-8 Registration Statement relating to the Registered Securities, and we hereby consent to such use of our name in such Registration Statement and to the filing of this opinion as Exhibit 5 to the Registration Statement and with such state regulatory agencies in such states as may require such filing in connection with the registration of the Registered Securities for offer and sale in such states.

                         Very  truly  yours,

                         SCHROEDER  WALTHALL  NEVILLE  L.L.P.
                         By:  Leonidas  F.  Walthall,  P.C.


                         /s/  Leonidas  F.  Walthall
                         ---------------------------
                         Leonidas  F.  Walthall


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